UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave.
 Helena, MT  59601
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 1, 2013, Eagle Bancorp Montana Inc. announced its Board of Directors has approved a stock repurchase program for the company’s shares.  It permits Eagle to acquire up to 150,000 shares of its common stock subject to market conditions.

The press release announcing this development is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated July 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: July 1, 2013	By: :	/s/ Peter J. Johnson Peter J. Johnson President and Chief Executive Officer